Onēva

Onēva is raising $1M to bring to bring 100% background-checked in-home-care as an employer-provided benefit to the San Francisco Bay Area, Sacramento, Seattle, and beyond.


ONĒVA
Trusted In-home Care
Employer Provided Benefit
ANITA GARDYNE, CEO OF ONEVA, WINS
2ND PLACE AT TECH CRUNCH DISRUPT 2017

Invest

$99.66 minimum investment

Deadline July 27, 2021
in 2 months

Share Price
$1.51

Total Raised
$0

Valuation
$14,434,341

4(a)(6) offering provided by Netcapital Funding Portal Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

Onēva is a software technology company that provides the Onēva Concierge Care Platform to bring 100% background-checked in-home care to their employees as an employer voluntary wellness benefit, including infant care, childcare, adult care, elder care, special needs care, overnight care, driving and errands, massage, housekeeping, and pet care.

Both employees and their extended families use the platform and the OnēvaMe mobile app to view, choose, select, and pay for verified caregivers in as few as 11 clicks.

Independent business operator caregivers use the platform and the OnēvaPro mobile app to market themselves to employees, accept the jobs they want, clock in, clock out, submit expenses and get paid, earning living wages from in-home care.

Enterprises use Onēva Concierge Care to enhance their ability to attract and retain employees, keeping (especially) women and management in their workforce, and can optionally offer to offset employee's care costs with an easy-to-run monthly enterprise care contribution.

SUCCESS TO DATE

2014

- Rev. Jesse Jackson introduces Onēva to George Zinn, Treasurer at Microsoft

2015

- Voted Best Startup Silicon Valley

2017

- Microsoft offers Onēva Concierge Care to 3,000 San Francisco Bay Area employees in unprecedented pilot
- Tech Crunch Disrupt SF - Silver (Runner up)

2019

- Microsoft reviews and approves network design as part of Fastrak/Startup program
- Release Customer mobile app OnēvaMe and caregiver mobile app OnēvaPro
- Signs distribution contract with Acrisure. 9th largest domestic insurance broker
- USPTO grants Onēva United States Patent: 10521847 (uspto.gov) for "Establishing Trust and Safety in Occasional In-Home Care"

2020

- Signed six enterprise contracts
- California Assemblyman Ash Kalra, sponsor of AB5 gig worker law, recognizes Anita with 2020 Women in Leadership Award

2021

- Signed engagement agreement with premier investment banker DelMorgan and Co. for private equity funding
- Anita recognized as Woman of Excellence - Gamechanger by Diversity Professional Magazine
- Signed San Francisco Bay Area broker/distributors Leavitt and NewFront
- Signed Seattle distributor: Trinity Capital Investments (a wealth management company)
- Signed Enterprise Care Contracts with Anvaya Solutions and Accurate Screens

PROBLEM

problem



Companies lose productivity from the lack of care.

Employees spend time on care that affects their work/life balance, and are forced to use work time to find care for their loved ones, which impacts their presence and productivity.

The care market has had a huge impact on employees, especially women:

- 73% of employees have existing care responsibilities
- One in three employees have left a job because of care
- 2,000,000 women left the labor force in 2020

The impact on management is especially troubling because the higher the level of management, the more likely someone leaves their job due to care responsibilities:

- 44% for managers
- 53% for manager's managers
- 61% of senior leaders

Who in middle and upper management is left to hire replacements for everybody who left?

> “The U.S. Census Bureau warns that the 2030s will be a transformative decade. For the first time in the nation’s history, the number of people 65 years and older will be more than the number of those under the age of 18.”
>
> *- Harvard Business Journal*

SOLUTION


CLICK TO PLAY
PRODUCT DEMO
HR/Benefits Portal
Company HR
OnēvaMe™
Employee/Customers
OnēvaPro™
Caregiver

demo

Onēva solves the in-home care problem by solving for trust and safety for each of the three customers on the platform:

- Enterprises
- Employees
- Caregivers

Enterprises get no-brainer, easy-to-use, zero-cost, unique benefit from a seven-year old Delaware C corp with a granted patent, excellent compliance with laws and regulations, and long standing mentorship and pilot program with Microsoft Benefits.

Employees get fully verified 100% background checked caregivers, including Covid vaccination and test status, 24x7 concierge support, and OnēvaMe, our mobile app that re-books your favorite background checked caregiver in as few as 11 clicks for peace of mind and courteous, efficient service.

Caregivers get a free professional marketing video, a large verified customer market, the ability to set their schedule, rates, and pick their customers, and 24x7 concierge support.

> **“Once you convince the market for capital and the market for talent – which includes clients and partners, as well as employees – to invest in your scale-up, you have the fuel required to start blitzscaling.”**
>
> *- Chris Yeh*
> *Co-author of Blitzscaling and Onēva advisor*

BUSINESS MODEL

Onēva supports caregivers setting their wages and employee customer hourly prices with a 42-48% markup, 44% for established caregivers with over 50 jobs on the platform. For every $100 of care spent on the platform, typically $69 plus 100% of the suggested 15% tip goes to the caregiver. After credit card charges and insurance broker sales commissions, the net margin from $100 in care is $24. Revenue is acquired from enterprise contributions and employee customers at the completion of each service, caregivers are paid immediately thereafter, and brokers are paid monthly. Each service is immediately cash flow positive.

Our business model uses Onēva 2017 Microsoft Pilot program results of 23% adoption rate and average monthly spend of $700/month (range of $22 to ~$4,000/month) to estimate that a unit SMB of 500 employees will potentially adopt 115 employees (23%) with a total care spend of $80,000/month, generating a net annual margin of about $232,000 per unit SMB.

Onēva onboards major enterprises with direct consultative sales based on 6+ year senior management networking relationships through the Technology Industry Group, comprised of Fortune 500 companies each with over $1B in annual diversity spending. Onēva onboards Small and Medium Businesses using third party insurance brokers with existing contracts with Acrisure and several of its subsidiaries (Filice), newly signed insurance brokers Leavitt and New Front, as well as through a separate diversity and sports channels through long standing relationships with Western Minority Regional Supplier Diversity Council (WRMSDC) and Reverend Jesse Jackson's PushTech and SportsTech.

MARKET

market



BIA/KELSEY PROJECTED ADDRESSABLE MARKET 2015-2030
HOUSEHOLD ON-DEMAND LABOR
$Billions
465.2686427
1489.183307
2390.533359
3149.001032
2015
2020
2025
2030

- Care is a $1T market.
- The domestic childcare market is $58B annually with the international market exceeding $339B and growing at 11%.
- The domestic elder care market is estimated to be $225B annually by 2024 with the international market exceeding $1,745B and growing at 8.3%.
- These markets have been traditionally accessed via the consumer channel, with print, television ads, social media, and web SEO driving the funnel.

At Onēva, we realized that these consumers all had jobs, and the consumers with the largest established care budgets had professional women in the family. Rather than targeting professional women as consumers, we target the same exact women as employees with an in-home care benefit through their HR/Benefits department.

PRESS


6TH ANNUAL
PUSHTECH
DIVERSITY & INCLUSION
SUMMIT
"THE POWER & PRIORITY
OF INCLUSION & EQUITY IN THE NEW NORMAL"
REV. JESSE L. JACKSON, SR.
Fireside Chat with Rev. Jesse Jackson & Congressman Barbara Lee, Hosted by Angela Rye
Hosted by
MAY
12-14
2021
PUSHTECH OPENIING RECEPTION
Wednesday, May 12, 2021 | 4pm PT, 6pm CT, 7pm ET
Celebrating Diversity, Technology & Legacy w/HONOREES...
DR. JOSEPH BRYANT, JR
Executive Director, RPC Silicon Valley
EVENT HOST
LAURA MURPHY
CHRIS GENTEEL
Google's first Director of Supplier Diversity and Sustainability
ANITA GARDYNE
LEO & ETHELYN SULLIVAN
FOR MORE INFORMATION : DR.JOSEPH BRYANT, JR• EXECUTIVE DIRECTOR RPC SILICON VALLEY / BAY AREA * 415 647-6046
WWW.RAINBOWPUSHSV.ORG • PASTORBRYANT@RAINBOWPUSH.ORG • PUSHTECH2020@GMAIL.COM
BE SOCIAL WITH PUSH! • WWW.RAINBOWPUSH.ORG

push-tech

- Jobs for virtual assistants, caregivers, and people with muscles - Los Angeles Times, Dec 5, 2020
- Anita Darden Gardyne, CEO of Onēva, Shares the Lifelong Lessons That Helped Her Do It All - Marin Magazine, Dec 21, 2021
- Its time to step up your benefits for working parents and employee caregivers - Benefits Pro, Dec 28, 2020
- How These 10 Female Leaders Thrived In Tech and Grew Their Companies - Entrepreneur, Mar 9, 2021
- How employers can retain and support working mothers - Yahoo Finance, Mar 10, 2021
- Tech Czar Anita Darden Gardyne Takes Caregiver Platform Onēva to New Heights - Enspire Magazine, Mar 14, 2021
- Award-Winning Entrepreneur Anita Gardyne is Revolutionizing Care Through Her Tech Platform Onēva - Afrotech, Mar 23, 2021
- Caregivers, Customers and Employees are Priority at Onēva - Diversity Professional Magazine, Mar 24, 2021
- How These 10 Female Leaders Thrived In Tech and Grew Their Companies - Entrepreneur, Mar 9, 2021
- David Meltzer - Instagram, Apr 2, 2021

TEAM



Anita Darden Gardyne

CEO & Co-founder

Anita is an East Bay success story. Growing up in Richmond, CA, she graduated from John F Kennedy High school on a Friday and started working at AT&T's Engineering department on the following Monday. Gardyne went on to complete a BA with Double Majors in "Economics" and "Economics in the Black Community" from UC Berkeley while she interned as a Voice Network Engineer at Bank of America's Telecommunications department. Gardyne received her MBA from its Haas Business School in 1988.

At Pacific Bell, Gardyne was project manager for ISDN/broadband, including developing natural language provisioning systems with Bell Labs, and rolled out first installations to City of Fresno and Jet Propulsion Laboratories. Later, Gardyne sold the Pacific Bell's public pay phones to SBC.

Since then, Anita has performed as a senior financial and strategic planning executive at the University of California, Berkeley, Levi Strauss & Co, Quantum and IDG. She has extensive experience in systems development, channel management and marketing. She has worked in the public sector for Oakland's Public Health Institute's Regional Asthma Management & Prevention (RAMP) program, stimulating her mission is to do public good with private enterprise with Onēva.

Gardyne founded Onēva, her third startup, in 2014 after she found she could not find trustworthy care for her daughter. She was granted her first patent with her co-founder/husband Bob for Trust and Safety in the Occasional In-Home Care Market" in 2019 and has another patent pending for Personal Video Commercial Studio. Anita lives with her husband Bob and her daughter August in Oakland, CA.



Bob Gardyne

CTO, Head of Product, & Co-founder

Bob graduated with a BSEE/CS from UC Berkeley in 1984 and a launch into Silicon Valley at the start of the PC revolution. Bob designed PC graphics cards, MPEG 2 encoder chips and PC digital cameras before designing a 1152 port optical switch at startup Xros that was bought by Nortel in 2001 for $3.25B.

In his 35-year career in the Valley and 28 years of engineering management, Bob has developed consumer, enterprise and professional products for audio, video and collaborative markets. His personal favorite product has been Digidesign Venue, an industry-disrupting indoor/outdoor live concert system that he last heard at Hall and Oates and Tom Petty concerts at the UC Berkeley Greek Theater in 2019.

Bob has worked and managed in both corporate environments (Bank of America and LSI Logic) as well as startups. Bob has extensive experience hiring and retaining staff, refining ideas into specs, and getting into production and out to the market. Bob has eight patents granted, including one granted and one pending with Anita at Onēva, and a shared Oscar for audio product at Digidesign.

USE OF PROCEEDS

If the offering's maximum amount of $534,999 is raised:

Use	Value	% of Proceeds
Enterprise Sales	$20,000	3.7%
Customer Onboard Staff SF & Seattle	$50,000	9.3%
Caregiver Onboard Staff SF & Seattle	$75,000	14.0%
Platform Enhancements	$30,000	5.6%
Video equipment	$20,000	3.7%
Computers	$12,500	2.3%
Seattle Office Rent/Furniture	$12,500	2.3%
Recruiting	$75,000	14.0%
Legal - Patent	$15,000	2.8%
PR - SF and Seattle	$18,000	3.4%
Sports Marketing	$15,000	2.8%
Security	$20,000	3.7%
Repay debt	$105,784	19.8%
Video, digital &physical collateral	$40,000	7.5%
Intermediary fees	$26,215	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Oneva, Inc. , doing business as Onēva. This offering must raise at least $10,000 by July 27, 2021 at 12:58am ET. If this offering doesn't reach its *target*, then your money will be refunded. Onēva may issue additional securities to raise up to $534,999, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,913,470 shares
× $1.51 per share

$14,969,340 implied valuation

PITCH DECK

Onēva


ONĒVA
TRUSTED IN-HOME CARE
EMPLOYER PROVIDED BENEFIT
ANITA GARDYNE, CEO OF ONĒVA, WINS
2ND PLACE AT TECH CRUNCH DISRUPT 2017

FINANCIALS

Onēva's official name is Oneva, Inc. , so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
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- Facebook

UPDATES

May 24, 2021 • Primary offering of 354,304 shares at $1.51

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